As filed with the Securities and Exchange Commission on December 7, 2023

Registration No. 333-275844

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SeaStar Medical Holding Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-3681132
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.

3513 Brighton Blvd., Suite 410
Denver, CO 80216
(844) 427-8100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Eric Schlorff
Chief Executive Officer
3513 Brighton Blvd., Suite 410
Denver, CO 80216
(844) 427-8100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

It is respectfully requested that the Commission also send copies of all notices, orders and communications to:
Albert Lung, Esq.
Morgan, Lewis & Bockius LLP
1400 Page Mill Road
Palo Alto, California 94304
Tel: (650) 843-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large, accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 to the registration statement filed on December 1, 2023, is to supplement and revise the “Incorporation Of Certain Information By Reference” section of the Prospectus to include additional Current Reports on Form 8-K filed after December 27, 2023. The remainder of the Prospectus is unchanged.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The SEC file number for the documents incorporated by reference in this prospectus is 001-39927. The documents incorporated by reference into this prospectus contain important information about us that you should read.
The following documents are incorporated by reference into this document:
•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023, and as amended on Form 10-K/A, filed with the SEC on April 28, 2023;
•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, filed with the SEC on May 15, 2023, August 14, 2023, and November 14, 2023, respectively;

•
our Current Reports on Form 8-K filed with the SEC on January 9, 2023 (with respect to Item 8.01 only), February 9, 2023 (with respect to Item 8.01 only), February 15, 2023 (with respect to Item 8.01 only), March 16, 2023 (with respect to Items 1.01, 2.03, and 3.02 only), May 9, 2023 (with respect to Item 8.01 only), June 9, 2023, June 16, 2023, June 30, 2023, August 2, 2023 (with respect to Item 4.01 only), August 8, 2023 (with respect to Items 1.01, 2.03 and 3.02 only), August 30, 2023 (with respect to Items 1.01, 2.03, and 3.02 only), September 8, 2023, September 20, 2023 (with respect to Item 5.03 only), September 26, 2023, October 3, 2023 (with respect to Item 8.01 only), October 30, 2023 (with respect to Item 8.01 only), November 27, 2023, and November 29, 2023; and

•
the description of our Common Stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on January 22, 2021, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference in to this prospectus all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by  us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, as well as after the date of this prospectus until we file a post-effective amendment that indicates the termination of the offering of the shares of our Common Stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents to SeaStar Medical Holding Corporation 3513 Brighton Blvd., Suite 410 Denver, CO 80216; telephone: (844) 427-8100.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference in to this document modifies or supersedes the statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado, on December 7, 2023.
SEASTAR MEDICAL HOLDING CORPORATION
By:	/s/ Eric Schlorff
Name:	Eric Schlorff
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.
Name	Title	Date
/s/ Eric Schlorff	Chief Executive Officer and Director	December 7, 2023
Eric Schlorff	(Principal Executive Officer)

/s/ *	Interim Chief Financial Officer	December 7, 2023
Caryl Baron	(Principal Financial and Accounting Officer)

/s/ *	Chairman of the Board of Directors	December 7, 2023
Rick Barnett

/s/ *	Director	December 7, 2023
Kenneth Van Heel

/s/ *	Director	December 7, 2023
Andres Lobo

/s/ *	Director	December 7, 2023
Allan Collins

/s/ *	Director	December 7, 2023
Bruce Rodgers

/s/ *	Director	December 7, 2023
Richard Russell

* By: /s/ Eric Schlorff
   Eric Schlorff, Chief Executive Officer